SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2010
ELEMENTAL PROTECTIVE COATINGS INC.

(Exact name of Registrant as specified in its charter)
Nevada	333-148546	20-8248213
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

141 Inglewood Drive, Toronto, ON. Canada M4T 1H6
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (416) 591-0123

Elemental Protective Coatings Corp.
Water Park Place, 20 bay Street, Toronto, ON M5J 2N8
(Former name or former address if changed since last report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November  4, 2010 the Company agreed to issue 210,000,000 shares of its common stock to Lacey holdings limited, a  B.V.I. corporation in exchange for an exclusive worldwide license to utilize its proprietary “carbon credit” producing technology solutions.

ITEM  2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 4, 2010 the Company completed the acquisition of an exclusive worldwide license to a proprietary software product that is designed to generate “carbon credits” in a form suitable for trading and sale on certain markets principally in London, on which “carbon credits” can be traded and sold. Following the transaction, this license to use and exploit this software product, is the sole significant asset of the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIESIn the aforementioned transaction, the issuer issued 210,000,000 shares of its common stock to Lacey Holdings Limited, a B.V.I. corporation, (“Lacey”) as payment in full of a$2,100,000 licensing fee. In the agreement, Lacey acknowledged that all of the shares it received are “restricted securities” as defined in Rule 144 (a), and consented to the placement of an appropriate restrictive legend on all certificates evidencing these shares.

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 30, 2010, the Audit Committee of the Registrant approved the dismissal of De Joya Griffith & Company, LLC, as its certifying independent registered public accountants.  None of the reports of De Joya Griffith & Company, LLC, on the financial statements of the Registrant contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern paragraph in De Joya Griffith & Company, LLC, report on our financial statements as of and for the years ended December 31, 2009.

During the Registrant’s two most recent fiscal years and during any subsequent interim periods preceding the date of termination, there were no disagreements with De Joya Griffith & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to De Joya Griffith & Company satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304 (a)(1) of the Securities and Exchange Commission's Regulation S-K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to De Joya Griffith & Company satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304 (a)(1) of the Securities and Exchange Commission's Regulation S-K.

As of November 15, 2010, the Registrant has engaged Sam Kan & Company, 1151 Harbor Bay Pkwy, Suite 101, Alameda, CA 94502, as its independent registered public accounting firm for the fiscal year ended December 31, 2010.  During the most recent two fiscal years the Registrant nor anyone engaged on its behalf has consulted with Sam Kan & Company, regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) or (v) of Regulation S-K).

The Registrant has furnished De Joya Griffith & Company, LLC, with a copy of the disclosures under this Item 4.01 and has requested that De Joya Griffith & Company, LLC, provide a letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANTAs a result of the aforementioned agreement, the Issuer caused 210,000,000 of its common stock to be issued to Lacey Holdings Limited a B.V.I. corporation. As a result of this issuance, Lacey Holdings Limited has acquired 94% of the issued and outstanding common stock of the company, and is now its controlling stockholder, and Mr. Gilles Trahan has relinquished control.

ITEM 5.02 DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS.On October 29, 2010 Mr. John Wilkes was elected a director of the Company. Subsequently Mr. Gilles Trahan resigned as and officer and director of the Company. Mr. Wilkes was then appointed the company’s President and Chief Executive Officer.

Information concerning John Wilkes as follows:

Early in his career Mr. Wilkes (49) earned his C.A. designation with Price Waterhouse in Toronto, Canada.  Upon obtaining his designation he worked privately on a few transactions before joining Coopers & Lybrand in Toronto, Canada.  While there Mr. Wilkes focused on insolvency and Mergers and Acquisitions.

In the early ‘90’s Mr. Wilkes joined a junior investment bank called Peagun Corporation where he spent most of his time evaluating environmental technologies.  Since 2005, Mr. Wilkes has been an Independent Investment Management Professional, making private investments in both private and public companies that, for the most part, have their core business in the environmental space. The Company's directors serve until the next annual meeting of the Company's shareholders and until their successors have been duly elected and qualified. The Company's officers serve at the discretion of the Company's directors. The Company does not compensate any person for acting as a director.

Mr. Wilkes is not an independent director as that term is defined in section 803 of the listing standards of the NYSE AMEX and Mr. Wilkes is a "financial expert" as that term is defined in the regulations of the Securities and Exchange Commission.The following reflects what the Company expects to pay to Mr. Wilkes for the next two months and the period ending December 31, 2011, and the amount of time he expects to devote to the Company.

Name	Projected Compensation	Time to be dedicated to Company's business

John Wilkes	$ 80,000	40%

As of November 3, 2010 Mr. Wilkes owned 0 shares of the Company's common stock, or 0% of the Company's outstanding shares.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On November 4, 2010 the Registrant amended its Articles of Incorporation to change its authorized share capital from 70,000,000 shares of common stock to 275,000,000 of common stock.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS.

From May 5, 2010 when the Company terminated its rights to the Hartindo Fire-Inhibitor and Dectan rust protection and Fire Inhibitor products and simultaneously was released from all obligations pursuant to a $5 million promissory note, to November 4 2010, the Company has had no product and only extremely limited business activity. Accordingly, for this approximately 6-month period the Company may have had “shell company” status. However the Company believes that its acquisition of the rights to the software product that generates “Carbon Credits” for sale on world markets, completed on November 4, 2010 has had the effect of causing it to cease being a shell company, as defined in Rule 12 6-2 under the Exchange Act (17 CFR 240.12b-2). The Company is presently negotiating with Basia Coal & Energy Corporation (“Basia”) a Tennessee Corporation to generate “carbon credits” for Basia’s 9,000 acre coal property in Grundy County, Tennessee.

ITEM 9.01 EXHIBITS
Exhibit Number	Name and/or Identification of Exhibit

Letter from De Joya Griffith & Company, LLC,
License agreement with Lacey Holdings Limited

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2010

ELEMENTAL PROTECTIVE COATINGS INC.

By:  /s/ John Wilkes

John Wilkes, Chief Executive Officer